FINAL
                           SEVENTH AMENDMENT AGREEMENT


     THIS SEVENTH AMENDMENT AGREEMENT (this "Seventh Amendment Agreement"), dated as of December 31, 2003 among GRAND SUMMIT RESORT PROPERTIES, INC., a Maine corporation, (herein referred to as "GSRP"), the lenders listed on the signature pages hereof (each individually referred to herein as a "Lender" and, collectively, as the "Lenders"), TEXTRON FINANCIAL CORPORATION, a Delaware corporation, as agent for the Lenders (in such capacity herein referred to as the "Administrative Agent").

                              W I T N E S S E T H:

A. WHEREAS, GSRP entered into that certain Loan and Security Agreement with Textron Financial Corporation, Green Tree Financial Services Corporation and the Administrative Agent dated as of September 1, 1998 (as amended to but excluding the date hereof, the "Existing LSA"), pursuant to which the Lenders agreed to make loans to GSRP in accordance with the terms of the Existing LSA;

B. WHEREAS, capitalized terms used herein shall have the meanings ascribed to the same in the Existing LSA and in Section 1 of this Seventh Amendment Agreement; and

C. WHEREAS, the parties to the Existing LSA have agreed to certain amendments to the Existing LSA as described and set forth below;

     NOW, THEREFORE, in consideration of the Administrative Agent's, the Lenders,' and GSRP's agreements hereunder, and in consideration of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Administrative Agent, the Lenders and GSRP hereby agree as follows:

     1. Amendments to Definitions. The parties hereto agree that Section 1.1 of the Existing LSA is, and shall be deemed to be, amended and modified as follows:

          1.1 The following new definitions are hereby added to Section 1.1 of the Existing LSA:

               Canyons Auction Sale - as defined in Section 4 of the Seventh Amendment Agreement.

               Canyons Absolute Auctioned Quartershare Interests/Units -- as defined in Section 4 of the Seventh Amendment Agreement.

               Canyons With Reserve Auctioned Quartershare Interests/Units -- as defined in Section 4 of the Seventh Amendment Agreement.

               March, 2003 Waiver Fee -- as defined in Section 4 of the Seventh Amendment Agreement.

               Net Auction Sales Proceeds -- as defined in Section 4 of the Seventh Amendment Agreement.


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               Seventh Amendment Agreement -- means that certain Seventh
          Amendment Agreement dated as of December 31, 2003 among the GSRP, the Administrative Agent and the Lenders.

               Seventh Amendment Effective Date -- as defined in the Seventh Amendment Agreement.

          1.2 The following existing definitions in the Existing LSA are hereby amended and restated in their entirety as follows:

               Release Price -- means,

               (a) in the case of any Steamboat Quartershare Interests as follows:

                         (i) in the case of any Steamboat Non-Penthouse
                    Quartershare Interest, the greater of (x) 100% of the minimum release dollar amount set forth on Schedule 3 hereto that corresponds to the particular type of Quartershare Interest listed thereon that is being sold and (y) 80% of the gross sales proceeds in respect of the Steamboat Quartershare Interest that is being sold ; and

                         (ii) in the case of any Steamboat Penthouse
                    Quartershare Interest, the greater of (x) 100% of the minimum release dollar amount set forth on Schedule 3 hereto that corresponds to the particular type of Quartershare Interest listed thereon that is being sold and (y) 80% of the gross sales proceeds in respect of the Steamboat Penthouse Quartershare Interest that is being sold; and

                         (iii) "Release Prices" based on Schedule 3 hereto shall
                    be based on a sale of 50% of a Steamboat Quartershare Interest (a so-called "1/8th Steamboat Quartershare Interest") and such "Release Prices" shall be multipled by 200% to obtain the minimum "Release Price" for a Steamboat Quartershare Interest for purposes of this definition.

                    Anything contained in this clause (a) to the contrary
               notwithstanding, if unsold Steamboat Quartershare Interests shall be sold by GSRP other than in the ordinary course of its business (including, without limitation, any bulk sales of such Steamboat Quartershare Interests), the "minimum release dollar amounts" then in effect in respect of such sold Steamboat Quartershare Interests shall be supplemented by adding thereto (x) in the case in which all of the remaining unsold Steamboat Quartershare Interests shall have been sold, all of the remaining unpaid Steamboat Obligations and (y) in any other case, an amount equal to the remainder (if positive) of (x) the amount of the Steamboat Obligations outstanding after applying such "minimum release dollar amounts" as provided in Section 2.5(d)(i) hereof less (y)



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               the product of the remaining unsold Steamboat Quartershare
               Interests (after giving effect to such sale) times the then current "minimum release dollar amounts."

               (b) in the case of any Canyons Quartershare Interest, 100% of the minimum release dollar amount set forth on Schedule 3 hereto that corresponds to the particular type of Quartershare Interest listed thereon, provided that the "Release Price" with respect to any Canyons Quartershare Interest or Canyons Residential Unit sold at the Canyons Auction Sale shall be as set forth in Section 4 of the Seventh Amendment Agreement;

               (c) intentionally omitted,

               (d) intentionally omitted,

               (e) intentionally omitted, and

               (f) intentionally omitted.

               With respect to the sale of any Commercial Unit, the release price shall be such amount as shall have been agreed between GSRP and the Administrative Agent and approved by the Steamboat Required Lenders.

               Anything contained to the contrary in this definition of "Release Price," at such time as all of the Colorado First/PCL Obligations, the Canyons Obligations, the Steamboat Obligations (other than the Percentage Sales Fee), the Subordinated Loan Tranche Obligations and all other Obligations (other than the Percentage Sales Fee) shall have been paid in full, (aaa) "Release Price" for a Quartershare Interest or Commercial Unit shall be equal to the Percentage Sales Fee due in respect thereof and (bbb) to the extent that any Quartershare Interest or Commercial Unit suffers a casualty for which there is insurance proceeds or is condemned for which there is condemnation proceeds distributable, in each case, to GSRP (without giving effect to Section
          3.5 and 3.6 of the Existing LSA, as amended hereby), such insurance or condemnation proceeds shall be deemed sales proceeds and the Percentage Sales Fee shall be payable in respect thereof (after which such remaining insurance or condemnation proceeds shall be payable to, and retained by, GSRP free and clear of any Liens, security interests or claims hereunder or under any other Security Document).

               Steamboat Construction Project Advances Maturity Date - means June 30, 2006.

               Steamboat Obligations -- means all sums now or hereafter loaned or advanced by any one or more of the Steamboat Construction Project Advance Lenders, the Steamboat Inventory Advance Lenders and/or the Administrative Agent to, or otherwise incurred by, GSRP under this Agreement in respect of the Steamboat Project, the Steamboat Notes and/or any of the other Steamboat Security Documents (including, without limitation, accrued and unpaid interest in respect of the Steamboat Notes and the Loan Costs attributable to the Steamboat Project and/or the Steamboat Security Documents and also including the Subordinated Loan Tranche Obligations), and the full, prompt and complete performance of all obligations owed by, or undertakings or



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

          indemnities of, GSRP in respect of the Steamboat Project and/or the Steamboat Security Documents arising hereunder or thereunder. For the avoidance of doubt, "Steamboat Obligations" shall also include the Steamboat Waiver, Extension and Restructuring Fee, the Sixth Amendment Fees, the March, 2003 Waiver Fee and the Percentage Sales Fee.

     2. Termination of Commitments; Payment of Colorado First/PCL Obligations; Payment of Canyons Obligations; Amending of Schedule 3 to Existing LSA. For the avoidance of doubt, to the extent that any Commitment shall have not been terminated prior to the Seventh Amendment Effective Date, all Commitments are terminated as of the Seventh Amendment Effective Date. For the avoidance of doubt, GSRP confirms that all Colorado First/PCL Obligations have been paid in full. For the avoidance of doubt, GSRP confirms that all Canyons Obligations have been paid in full. Schedule 3 to the Existing LSA is hereby amended and restated by substituting in the place thereof Schedule A and Schedule B attached hereto.

     3. Waiver. Upon this Seventh Amendment Agreement becoming effective on the Seventh Amendment Effective Date, each Default and/or Event of Default existing on the Seventh Amendment Effective Date and arising from or otherwise in respect of (a) the failure of GSRP to make principal payments under the Existing LSA such that the aggregate outstanding principal balance of the Advances under the Existing LSA would not exceed $30,000,000 by June 29, 2003, as provided for in
Section 2.5(c)(iii) of the Existing LSA, (b) the failure of GSRP to make principal payments under the Existing LSA such that the aggregate outstanding principal balance of the Advances under the Existing LSA would not exceed $25,000,000 by June 30, 2003, as provided for in Section 2.5(c)(iii) of the Existing LSA, and (c) the failure of GSRP to make principal payments under the Existing LSA such that the aggregate outstanding principal balance of the Advances under the Existing LSA would not exceed $20,000,000 by September 30, 2003, as provided for in Section 2.5(c)(iii) of the Existing LSA are, in each case, hereby waived. No other Default or Event of Default (whether occurring prior to the date hereof or hereafter) shall be deemed waived, and the Administrative Agent on behalf of itself and the Lenders hereby reserves all of its and their respective rights and remedies under the Existing LSA, as amended hereby, the other Security Documents, at law and in equity with respect thereto.

     4. Public Action Sale of Canyons Quartershare Interests; March, 2003 Waiver Fee. The Lenders hereby consent to GSRP's holding a public auction sale on or about February 21, 2004 in respect of the remaining unsold Canyons Quartershare Interests and/or Canyons Residential Units on the terms and conditions set forth on Schedule C attached hereto ("Canyons Auction Sale"), provided that, except for a limited number of sales of Canyons Quartershare Interests on an absolute basis as set forth on said Schedule C, all other sales of Canyons Quartershare Interests and/or Canyons Residential Units at the Canyons Auction Sale shall be on a "with reserve" basis and will be sold at a price or prices sufficient to achieve the "Release Price" in respect thereof set forth below. The Canyons Quartershare Interests and/or Canyons Residential Units to be so auctioned at the Canyons Auction Sale on an absolute basis are referred to herein as "Canyons Absolute Auctioned Quartershare Interests/Units" and the Canyons Quartershare Interests or Canyons Residential Units to be so auctioned at the Canyons Auction Sale on a reserve basis are referred to herein as the "Canyons With Reserve Auctioned Quartershare Interests/Units." With respect to any sales of Canyons Absolute Auctioned Quartershare Interests/Units, the "Release Price" therefor shall be 70% of the Net Auction Sales Proceeds in respect thereof. "Net Auction Sales Proceeds" with respect to any sale of Canyons Quartershare Interests or Canyons Residential Units at the Canyons Auction Sale shall be the gross proceeds received in respect thereof (inclusive of any buyer's premium paid in respect thereof) less (a) the auctioneer's commission in respect of such sale,
(b) any auctioneer expenses to be reimbursed from such gross proceeds by GSRP to the auctioneer that have been allocated to such sale (the amounts of such expenses and the methodology of their allocation being reasonably acceptable to


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

the Administrative Agent) and (c) the March, 2003 Waiver Fee. With respect to any sales of Canyons With Reserve Auctioned Quartershare Interests/Units, the Release Price therefor shall be the greater of (i) 70% of the Net Auction Sales Proceeds in respect thereof and (ii) a "minimum release price" as set forth on Schedule D attached hereto, which "minimum release price" when aggregated with all other Release Prices received in respect of all other sales of Canyons Quartershare Interests and Canyons Residential Units at the Canyons Auction Sale shall not be less than $7,000,000; it being the intention of GSRP, the Lenders and the Administrative Agent that GSRP will pay to the Administrative Agent on behalf of the Lenders an aggregate amount of Release Prices from sales of Canyons Quartershare Interests and Canyons Residential Units at the Canyons Auction Sale of not less than $7,000,000. The foregoing notwithstanding, the Net Auction Sales Proceeds shall be treated as Projects' Cash Proceeds under the Existing LSA.

     GSRP agrees to pay the March, 2003 Waiver Fee to the Administrative Agent on behalf of the Lenders out of the gross proceeds of the Canyons Quartershare Interests sold at the Canyons Auction Sale after deducting from such gross proceeds the auctioneer's commission in respect thereof and any auctioneer expenses to be reimbursed to the auctioneer from such gross proceeds by GSRP (the amounts of such expenses being reasonably acceptable to the Administrative Agent) contemporaneously with its receipt of such proceeds, provided that, if the Canyons Auction Sale shall not be held, the March, 2003 Waiver Fee shall be paid by GSRP to the Administrative Agent on behalf of the Lenders on February 28, 2004 out of then available Excess Projects' Cash Proceeds and if such Excess Projects' Cash Proceeds are insufficient to pay such Fee, then the remainder thereof shall be paid from the next available amount or amounts of such Excess Projects' Cash Proceeds. "March, 2003 Waiver Fee" means the aggregate fees of $175,000 payable to the Lenders pursuant to that certain waiver letter dated as of March 31, 2003 in respect of GSRP's failure to comply with the requirements of Section 2.5(c)(iii) of the Existing LSA.

     No "1/8th Canyons Quartershare Interests" shall be sold at the Canyons Auction Sale or prior to or thereafter unless the Administrative Agent shall have consented thereto.

     5. Schedule to the Existing LSA. Schedule 3 to the Existing LSA, to the extent it pertains to Steamboat Quartershare Interests, is hereby amended and restated in its entirety as set forth in Schedule A attached hereto. Schedule 3 to the Existing LSA, to the extent it pertains to Canyons Quartershare Interests, is hereby amended and restated in its entirety as set forth in Schedule B attached hereto.

     6. Maximum Permitted Outstanding Principal Amount. GSRP, the Administrative Agent and the Lenders agree that, as of the date hereof, the aggregate outstanding principal amount of the Loan is $30,621,260.03. Section 2.5(c)(iii) of the Existing LSA is hereby amended and restated in its entirety as follows:

                    (iii) If on each of the following test dates the aggregate outstanding principal amount of all Advances (for the avoidance of doubt, such Advances shall not include any Subordinated Loan Tranche Advances) exceeds the maximum outstanding principal amount of Advances set forth below, GSRP shall immediately pay the amount of such excess to the Administrative Agent together with interest accrued thereon to (but not including) the date of such payment and such amounts shall be applied by the Administrative Agent when received in good, collected funds as set forth in Section 2.5(d) hereof ratably to all Advances:


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================================= ==============================================
                                   Maximum Outstanding Principal Amount of
             Test Date                            Advances
--------------------------------- ----------------------------------------------
--------------------------------- ----------------------------------------------
June 30, 2004                      $19,000,000
--------------------------------- ----------------------------------------------
September 30, 2004                 $18,000,000
--------------------------------- ----------------------------------------------
December 31, 2004                  $17,000,000
--------------------------------- ----------------------------------------------
March 31, 2005                     $14,000,000
--------------------------------- ----------------------------------------------
June 30, 2005                      $12,000,000
--------------------------------- ----------------------------------------------
September 30, 2005                 $11,000,000
--------------------------------- ----------------------------------------------
December 31, 2005                  $10,000,000
--------------------------------- ----------------------------------------------
March 31, 2006                     $5,000,000
--------------------------------- ----------------------------------------------
June 30, 2006                      $0
================================= ==============================================

     7. Miscellaneous; Events of Defaults. The covenants and undertakings of GSRP set forth in this Seventh Amendment Agreement shall be incorporated into and made a part of the Existing LSA. All of the other Security Documents are hereby automatically amended and modified to give effect to this Seventh Amendment Agreement. Each of the holders of Steamboat Construction Project Advance Notes shall attach a copy of this Seventh Amendment Agreement to each of said Notes.

     8. SOI. This Section 8 of the Sixth Amendment Agreement is amended and replaced by the following:

          The Lenders agree that GSRP, in accordance with the SOI, shall pay to the Subordinated Lender, in cash, interest accruing from time to time on the outstanding principal balance of the Subordinated Loan Tranche at a fixed rate per annum of 10% (it being acknowledged that interest accrues under the SOI at a per annum rate of 20% and that the remaining unpaid portion of said rate of interest would not be paid until all Canyons Obligations, all Steamboat Obligations and all other Obligations (other than the Percentage Sales Fee and the Subordinated Loan Tranche Obligations) shall have been fully and finally paid). Such "cash interest" shall be payable, and shall be paid, by GSRP irrespective of whether a Default or Event of Default shall exist and shall rank pari passu with the obligation of GSRP to pay interest to the Lenders in respect of the Steamboat Obligations. The Lenders acknowledge that the Subordinated Lender shall be entitled to receive such "cash interest payment" at the same time as the Lenders for the Steamboat Project receive interest payments from the Obligation-Servicing Projects' Cash Proceeds as provided for herein or otherwise from other Projects' Cash Proceeds payable to such Lenders for the Steamboat Project and the Canyons Project, and, if such Obligation-Servicing Projects' Cash Proceeds or other Projects' Cash Proceeds paid or payable to the Lenders for the Steamboat Project and Canyons Project are insufficient to pay in full all of such "cash interest" and the other interest payable to the Lenders for the Steamboat Project, then such Obligation-Servicing Projects' Cash Proceeds or other Projects' Cash Proceeds shall be shared ratably among the Lenders for the Steamboat Project and the Subordinated Lender based on the amount of accrued and unpaid interest owing to them. Unless and until all Obligations (other than the Subordinated Loan Tranche Obligations and the Percentage Sales Fee) shall have been paid in full, no other payments shall be made by GSRP to the Subordinated Lender under the SOI. The Lenders acknowledge that the Subordinated Lender's security interest and Lien under, and as defined in,




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     the SOI will continue to exist in and to the Excess Projects' Cash Proceeds held as Collateral hereunder (subject to being used and released as provided in Section 6 hereof), in and to the Obligation-Servicing Projects' Cash Proceeds (together with payments under Section 2.5(c)(ii), Section 3.5 and Section 3.6 of the Existing LSA, as amended hereby)(subject to being used and released as provided for in Section 5 hereof) and in and to all other Projects' Cash Proceeds, provided that such security interest and Lien in and to such Collateral is and shall be and remain junior and subordinate in priority to the security interests and Liens therein under the Existing LSA, as amended hereby, and other Security Documents.

The Lenders acknowledge that GSRP and the Subordinated Lender are agreeing to extend the period during which Subordinated Loan Tranche Advances may be obtained by GSRP under the SOI until the earlier of the date of the Canyons Auction Sale or March 31, 2004 and are agreeing that up to an aggregate of $635,251 of additional Subordinated Loan Tranche Advances will be available under the SOI for working capital purposes subject to the satisfaction of the conditions precedent set forth therein with respect thereto and subject to the aggregate outstanding principal amount of all Subordinated Loan Tranche Advances outstanding at any one time never exceeding $10,600,000. The Lenders acknowledge that the Subordinated Lender may elect not to make Subordinated Loan Tranche Advances to GSRP under the SOI if there is no resolution of the Fleet/ASCRP Loan Defaults/Acceleration under the Fleet/ASCRP Loan Documents that is reasonably satisfactory to the Subordinated Lender. The Lenders acknowledge the benefits GSRP is deriving from the SOI and the Subordinated Loan Tranche Advances thereunder and consent to the same. The Lenders agree and consent to the amending of the SOI as provided for in that certain "Third Amendment Agreement" of even date herewith, copies of which have been delivered to each of the Lenders by GSRP.

     9. Representations and Warranties. GSRP hereby represents and warrants as of the date hereof as follows, which representations and warranties are hereby incorporated into and made part of the Amended LSA:

          9.1 Except as otherwise disclosed on Schedule 1 attached hereto, each of the representations and warranties contained in Section 3 of the Existing LSA (other than Section 4.4 thereof, and other than with respect to matters set forth on the schedules to the Existing LSA which GSRP warrants were true and correct as of the date of such schedules) is true and correct as of the date hereof.

          9.2 Except with respect to the Permitted Exceptions (as defined in the Existing LSA), all Liens granted to the Administrative Agent under the Existing LSA and the other Security Documents are duly granted, valid, perfected and prior in right to all other Liens that now or hereafter may be granted to or held by any other Person.

          9.3 The execution and delivery of this Seventh Amendment Agreement, the Modification Documents (as such term is hereinafter defined) and the other documents and instruments contemplated herein, and compliance by GSRP with all of the provisions of this Seventh Amendment Agreement, the Existing LSA, as amended hereby, and each of the other documents set forth above are:

               (i) within the corporate powers of GSRP; and

               (ii) valid and legal acts and will not conflict with, or result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien upon any Property of GSRP



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          under the provisions of, any agreement, charter instrument, bylaw or other instrument to which GSRP is a party or by which its Property may be bound.

          9.4 Neither the nature of GSRP, nor of any of its businesses or Properties, nor any relationship between GSRP and any other Person, nor any circumstance in connection with the execution or delivery of this Seventh Amendment Agreement and the other documents contemplated in connection herewith, nor the operation of any Project and the sale, or offering for sale, of any Quartershare Interest of any of the Projects by GSRP, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of GSRP, as a condition of the execution, delivery or performance of this Seventh Amendment Agreement and the other documents contemplated in connection herewith.

          9.5 GSRP will not be, on or after the date hereof, a party to any contract or agreement which restricts its right or ability to incur indebtedness under, or prohibits the execution of, or compliance with, this Seventh Amendment Agreement by GSRP. GSRP has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property constituting the Collateral, whether now owned or hereafter acquired, to be subject to a Lien other than Permitted Exceptions and all Liens in favor of the Administrative Agent in respect of such Collateral remain in full force and effect.

          9.6 GSRP is not entering into this Seventh Amendment Agreement and the transactions contemplated hereby, and does not intend to incur any obligations hereunder or otherwise make any transfers in connection herewith, with the actual intent to hinder, delay or defraud either present or future creditors. After giving effect to the consummation of the transactions contemplated by this Seventh Amendment Agreement, the Third Amendment Agreement and the full availability of the advances contemplated thereunder, (a) the assets of GSRP at a fair valuation thereof on a going concern basis will not be less than its debts, (b) GSRP is not currently engaged in or about to engage in a business or transaction for which its remaining assets are unreasonably small in relation to such business or transaction, and (c) GSRP will be able to pay its respective debts as they become due. "Debt" for purposes of this Section 9.6 means any liability on a claim, and "claim" means (i) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

          9.7 After giving effect to this Seventh Amendment Agreement, no Default or Event of Default has occurred or is continuing, nor does any event or condition exist that would constitute a Default or an Event of Default. No material adverse change has occurred in or in respect of the Collateral or any one or more of the Projects that has not been disclosed to the Administrative Agent and Lenders in writing. The Obligations continue to be Senior Debt under, and as defined in, the ASC Indenture and no default or event of default exists under such Indenture and, no defaults or events of default exist under any other agreement for indebtedness for borrowed money, any financing lease or any guaranty of any of the foregoing to which GSRP is a party. GSRP has not issued and is not otherwise obligated in respect of any obligation of the Parent, American Skiing Company, or any subsidiary of American Skiing Company for borrowed-money indebtedness, any financing lease, any guaranty or any other obligation,



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

     other than its guaranty of the Indenture, which by its own terms is junior and subordinated to the Obligations.

          9.8 Permanent certificates of occupancy have been issued for each of the Steamboat Residential Units in the penthouse at the Steamboat Project and all construction in respect and in respect of the Mount Werner Circle improvements have been completed.

     10. This Seventh Amendment Agreement shall become effective on the date (the "Seventh Amendment Effective Date") on which the parties hereto shall have executed this Seventh Amendment Agreement and each of the following conditions shall have been satisfied:

          10.1 Warranties and Representations True as of Sixth Amendment Effective Date. The warranties and representations contained or referred to in this Seventh Amendment Agreement shall be true in all material respects on the Seventh Amendment Effective Date with the same effect as though made on and as of that date. The Administrative Agent shall have received a certificate, in form and substance satisfactory to the Administrative Agent, dated as of the Seventh Amendment Effective Date, signed by an Executive Vice-President or Vice President of GSRP and certifying that the warranties and representations of GSRP contained in this Seventh Amendment Agreement are true in all material respects on the Seventh Amendment Effective Date.

          10.2 Secretary's Certificates.

          The Administrative Agent shall have received a certificate of the Secretary or any Assistant Secretary of GSRP, in form and substance reasonably satisfactory to the Administrative Agent, dated as of the Sixth Amendment Effective Date, certifying

               (i) the adoption by the Board of Directors of GSRP of a resolution authorizing GSRP to enter into this Seventh Amendment Agreement and the transactions and instruments contemplated hereby, and

               (ii) the incumbency and authority of, and verifying the specimen signatures of, the officers of GSRP authorized to execute and deliver this Seventh Amendment Agreement, the Modification Agreements (referred to below) and the other documents contemplated hereunder.

          10.3 Legal Opinion. GSRP shall have delivered to Administrative Agent and the Lenders a legal opinion from its General Counsel in form and substance reasonably satisfactory to the Lenders and Administrative Agent.

          10.4 Expenses. GSRP shall have paid all fees and expenses required to be paid by it pursuant to Section 11.2 of Existing LSA pursuant to invoices or other bills submitted to GSRP.

          10.5 Consent. Each Lender shall have consented to this Seventh Amendment Agreement. Textron Financial Corporation, in its individual lending capacity, shall have executed and delivered to GSRP an amendment to the SOI that, among other things, provides for Textron Financial Corporation, in its individual subordinated lending capacity, to extend up to an additional $635,251 in advances to GSRP and a copy of such amendment shall have been delivered to each of the Lenders.


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

          10.6 Other Documents.

               (a) GSRP shall have executed a modification agreement (individually, a "Modification Agreement" and, collectively, the "Modification Agreements") to each of the Blanket Mortgages, each in form and substance satisfactory to the Administrative Agent, and shall have delivered the same to the Administrative Agent and shall have delivered to the Administrative Agent title insurance endorsements to the Title Insurance Policy {Blanket} in respect of the Canyons and Steamboat Projects in form and substance satisfactory to the Administrative Agent. All premiums in respect of such endorsement to such Title Insurance Policy {Blanket} shall have been paid in full and evidence thereof shall have been delivered to the Administrative Agent.

               (b) Each of the other Persons that shall have delivered subordination agreements to the Administrative Agent in connection with the original closing of the Existing LSA shall have executed this Seventh Amendment Agreement to show its consent to the same.

               (c) That certain "Third Amendment Agreement" to the SOI shall have been executed and delivered by the parties thereto and the same shall be in full force and effect except for any condition therein requiring this Sixth Amendment Agreement to be in full force and effect.

          10.7 Proceedings. All actions taken in connection with the execution of this Sixth Amendment Agreement and all documents and papers relating thereto shall be satisfactory to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received copies of such documents and papers as it or such counsel may reasonably request in connection therewith, all in form and substance satisfactory to the Administrative Agent and its counsel.

          11. Miscellaneous.

               11.1 This Seventh Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               11.2 This Seventh Amendment Agreement shall be governed by the internal laws of the State of Maine. To the extent any provision of this Seventh Amendment Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Agreement.

               11.3 The titles of the Sections appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Seventh Amendment Agreement as a whole and not to any particular Section or other subdivision.

               11.4 All warranties, representations and covenants made by GSRP herein or in the Existing LSA or in any certificate or other instrument delivered by it or on its behalf under this Seventh Amendment Agreement or in the Existing LSA, as amended hereby, shall



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

          be considered to have been relied upon by the Lenders and shall survive the execution and delivery of this Seventh Amendment Agreement.

               11.5 Except as explicitly amended by, or otherwise provided for in, this Seventh Amendment Agreement , the Existing LSA, the Notes and the other Security Documents remain in full force and effect under their respective terms as in effect immediately prior to the effectiveness of this Agreement, and GSRP hereby affirms all of its obligations thereunder.

               11.6 This Seventh Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. This Seventh Amendment Agreement may be executed in counterpart by facsimile signature, which signatures shall be treated as, and shall have the effect of original and manually executed signatures.

               11.7. GSRP hereby releases, remises, acquits and forever discharges the Administrative Agent and each of the Lenders and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, whether known or unknown, fixed or contingent, asserted or unasserted, direct or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, arising out of or in any way connected with (a) the LSA, the Notes or the Security Documents, as amended from time to time (including, without limitation, this Seventh Amendment Agreement) and
          (b) the Loan (all of the foregoing hereinafter called the "Released Matters"). GSRP hereby acknowledges that the agreements set forth in this Seventh Amendment Agreement are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. GSRP hereby represents and warrants to Administrative Agent and the Lenders that GSRP has not purported to transfer, assign or otherwise convey any of its right, title or interest in any Released Matter to any other person and that the foregoing constitutes a full and complete release of all Released Matters.

               11.10 The parties hereto agree that the Existing LSA, as amended hereby, and the SOI, as amended by the Third Amendment Agreement thereto of even date herewith, are intended to be one instrument and agreement, subject to the terms and conditions hereof and thereof.

               11.11 Pursuant to Section 2.6(b) of the Amended LSA, GSRP hereby approves the acquisition by Textron Financial Corporation of the interests of Foothill Capital Corporation under the Amended LSA and Security Documents.


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




     IN WITNESS WHEREOF, the parties have executed this Seventh Amendment Agreement as of the day and year first above written.

GSRP:                                       Steamboat and Special
                                            Subordinated Lender:

GRAND SUMMIT RESORT                         TEXTRON FINANCIAL
PROPERTIES, INC.                            CORPORATION


By: /s/Helen E. Wallace                     By: /s/Alicia-Ann J. Duncanson
-----------------------                     -----------------------------
Name:  Helen E. Wallace                     Name:  Alicia-Ann J. Duncanson
Title: CFO/Sr. VP                           Title: AVP-Loan Manager




                                            Steamboat Lender:

                                            LITCHFIELD FINANCIAL CORPORATION



                                            By: /s/Alicia-Ann J. Duncanson
                                            ------------------------------
                                            Name:  Alicia-Ann J. Duncanson
                                            Title: AVP-Loan Manager

Administrative Agent:

TEXTRON FINANCIAL CORPORATION



By: /s/Alicia-Ann J. Duncanson
------------------------------
Name:  Alicia-Ann J. Duncanson
Title: AVP-Loan Manager

AGREED AND CONSENTED TO:

MOUNT SNOW, LTD.


By: /s/Helen E. Wallace
-----------------------
Name:  Helen E. Wallace
Title: CFO/Sr. VP


KILLINGTON, LTD.


By: /s/Helen E. Wallace
-----------------------
Name:  Helen E. Wallace
Title: CFO/Sr. VP


SUNDAY RIVER SKIWAY CORPORATION


By: /s/Helen E. Wallace
-----------------------
Name:  Helen E. Wallace
Title: CFO/Sr. VP


L.B.O. HOLDING, INC.


By: /s/Helen E. Wallace
-----------------------
Name:  Helen E. Wallace
Title: CFO/Sr. VP

ASC UTAH, INC.


By: /s/Helen E. Wallace
-----------------------
Name:  Helen E. Wallace
Title: CFO/Sr. VP



STEAMBOAT SKI & RESORT CORPORATION


By: /s/Helen E. Wallace
-----------------------
Name:  Helen E. Wallace
Title: CFO/Sr. VP


AMERICAN SKIING COMPANY RESORT PROPERTIES, INC.


By: /s/Helen E. Wallace
-----------------------
Name:  Helen E. Wallace
Title: CFO/Sr. VP



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